As filed with the Securities and Exchange Commission on October 7, 2016

Registration No. 333-168299

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	77-0469558
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Heritage Commerce Corp

150 Almaden Boulevard

San Jose, CA  95113

(408) 947-6900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lawrence D. McGovern

Executive Vice President and Chief Financial Officer

Heritage Commerce Corp

150 Almaden Boulevard

San Jose, California 95113

(408) 947-6900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Mark A. Bonenfant, Esq.

Buchalter Nemer

A Professional Corporation

1000 Wilshire Boulevard, Suite 1500

Los Angeles, California 90017

(213) 891-0700

Approximate date of commencement of the proposed sale of the securities to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting Company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 3 relates to the Registration Statement on Form S-3(as initially filed on Form S-1 and later amended on Form S-3 by Post-Effective Amendment No. 2) (File No. 333-168299) previously filed by Heritage Commerce Corp (the “Company”) with the Securities Exchange Commission (the “SEC”) on July 23, 2010 relating to the offer and sale from time to time of the shares of the securities registered pursuant to Rule 415 of the Securities Act of 1933, as amended (“Securities Act”), by selling stockholders, and is being filed to terminate the effectiveness of the Registration Statement and deregister the offer and resale of all unsold securities that were registered under the Registration Statement. The Company entered into a Registration Rights Agreement by and among the Company and the security holders named therein on June 18, 2010 and agreed to register the offer and sale of certain shares of securities issued to the security holders. The Company’s obligations with respect to the registration of the shares of securities under the Agreement have expired, and the Company hereby removes from registration the securities registered but unsold under the Registration Statement, if any.

2

SIGNATURES

Pursuant to the requirements of the Securities Act as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statement on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 6th day of October, 2016. No other person is required to sign this Post-Effective Amendment to the Registration Statement on Form S-3 in reliance on Rule 478 of the Securities Act.

HERITAGE COMMERCE CORP

By:	/s/ Walter T. Kaczmarek
Walter T. Kaczmarek
President and Chief Executive Officer

3